UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 18, 2022

Cosmos Holdings Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-54436	27-0611758
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

141 West Jackson Blvd, Suite 4236, Chicago, Illinois	60604
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (312) 865-0026

N/A

(Former name or former address, if changed since last report.)

Title of Each Class	Trading Symbol	Name of Each Exchange On Which Registered
Common Stock, $.001 par value	COSM	Nasdaq Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Calculation

On May 18, 2022, Cosmos Holdings Inc. (the “Company”) announced its financial results for the first quarter ended March 31, 2022. A copy of the press release titled “Cosmos Holdings Reports 12.5% Increase in Revenue, 88.9% Increase in Gross Profit and Achieves Profitability for the First Quarter of 2022” is filed as Exhibit 99.1 to this Report.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit 99.1	Press Release dated May 18, 2022 titled “Cosmos Holdings Reports 12.5% Increase in Revenue, 88.9% Increase in Gross Profit and Achieves Profitability for the First Quarter of 2022”
104	Cover Page Interactive Data File (embedded within the Inline XBRL Document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COSMOS HOLDINGS INC.

Date: May 18, 2022	By:	/s/ George Terzis
George Terzis
Chief Financial Officer

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